EXHIBIT 99.1

Wilson Holdings, Inc.

Confidential	1

This presentation contains forward -looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward -looking statements. These statements can sometimes be identified by our use of words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” or “intend. ” These forward -looking statements reflect our plans, expectations, and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward -looking statements will be realized. Our forward -looking statements are based on information available to us today, and we undertake no obligation to update these statements. Our actual results may differ significantly from the results discussed.

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•	Real estate development in news:
	–	Bill Gates invests in a real estate developer- “Cascade Investment LLC, the investment vehicle of Microsoft founder Bill Gates, one of the world’s richest men, said it now holds a 6.3 percent stake in real estate developer Castle & Cooke Inc.”
	–	Federal Reserve Chairman recently reported, “the National Association of Realtors said sales of previously owned homes in October rose 0.5% from September to an annual rate of 6.24 million, the first monthly rise since February.”
	–	Moody’s Economy. COM Inc. “projects housing prices out to 2015 will show the biggest 10 year gains in apparently cheap markets such as Austin.”
	–	Business Week - “Austin, with its thriving nightlife, strong golf courses and university culture, is a haven for retirees.”
•	Wilson Holdings, Inc.
	–	Land development and merchant homebuilding
	–	Niche company that continues to exploit the opportunity and well poised for growth in future years

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•	Company founded by Clark Wilson in 2001
	–	Well known and respected developer and homebuilder
	–	Sold prior homebuilding company to Capital Pacific Holdings in
1994
	–	Set up Athena Equity, a private equity real estate fund, and averaged more than 20% rate of return since inception
	–	Prior involvement with numerous other real estate partnerships that averaged more than 30% rate of return
	–	Sold a land development project to IHP, advisors to Calpers.
	–	Award winning homebuilder and developer
	–	Austin Business Journal named Clark as one of the ‘People to Watch in
2006’
	–	Personally invested $3.5 million in the Company

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–	Public Company – “WSHD”
–	Land development and Homebuilding related activities
–	Current portfolio includes:
• 6,000+ residential lots in Central Texas
• 2 million SF of commercial property
–	$17MM in institutional financing including Millennium, Lampe
Conway, and USA Fund, and $7MM of equity investments since
inception
–	Well qualified and respected management team
–	Board of Directors includes respected individuals: Jay Gouline and
Barry Williamson
–	$45MM lines of credit with Comerica and IBC

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•	Multi-Tier Strategy:
	–	Acquire land via options or contracts and work it through
entitlement process
	–	Develop lots and sell to national, regional, and local homebuilders
	–	Merchant building of homes in selected markets and communities
	–	Develop commercial areas around residential lots
•	Wall Street rewards companies with similar niche strategies
•	Strategy enables Company to exploit an industry which is
fragmented, characterized by large national homebuilders
and undercapitalized local companies

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Daily Closing Stock Prices
January 2005 - November 2006

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WILSON HOLDINGS, INC.

TARGET CUSTOMERS

BOWEN Family Homes

KIMBALL HILL HOMES

Mercedes HOMES

David Weekley Homes

LENNAR
Quality. Value. Integrity.

Newmark homes

D·R·HORTON
America's Builder

PERRY HOMES

GEHAN HOMES

Meritage Homes

Pulte Homes

KB HOME

Morrison Homes

STREETMAN homes

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•   Strong job growth and corporate expansion in Austin and San Antonio

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WILSON HOLDINGS, INC.

TEXAS

Amarillo
40
27
Lubbock
35
30
Fort Worth
Dallas
20
El Paso
20
10
45
35
10
Austin
Houston
10
10
San Antonio
35
37
Corpus Christi
Nuevo Laredo

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PROJECT LOCATION MAP

Georgetown Village
New Sweden
Bohls Place
Rutherford West
Elm Grove
Round Rock
Hutto
Manor
AUSTIN
Cedar Park
29
183
35
130
79
620
45
183A
1
71
290
45SE

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•	Company has raised $24MM since inception
•	Company has debt facilities in excess of $45MM
Evaluating lead underwriters
•	Company believes that it needs to raise approximately
$35MM of additional capital in 2007 for the following
purposes:
	–	Purchase of land under new and existing options
	–	Development of residential lots owned by the Company
	–	Homebuilding related activities

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•	Revenues for nine months ended September 30, 2006 were
$5.3MM
•	Company expects revenues in excess of $100MM within 4-7
years
•	Gross Margins expected to be 25%-45%
•	Bank balance as of September 30, 2006 was $8.8MM
•	Gross Margins realized for nine months ended September
30, 2006 was $1.2MM (22%)

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•	Experienced Management Team and Board of Directors
	–	CEO with 20 plus years of experience and success
	–	CFO with 18 plus years of experience with public companies and corporate governance.

•	Portfolio of properties capitalizes on new roadways and tollways
	–	$24MM of financing raised for purchase and development of 6,000 + lots in Central
Texas
	–	Strong residential market in Central Texas – expected to remain strong

•	Company positioned to exploit growth opportunities in Central Texas and other national markets

•	Company anticipates a capital raise in 2007
	–	Contact: Clark Wilson, President and Chief Executive Officer
• Telephone Number: (512) 314-2091
• Email address: cwilson@wfcmail.com

	–	Contact: Arun Khurana, Vice President and Chief Financial Officer
• Telephone Number: (512) 314-6755
• Email address: akhurana@wfcmail.com

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THANK YOU

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